UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
__________________________________

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
___________________________________
Allbirds, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Allbirds, Inc.
30 Hotaling Place
San Francisco, CA 94111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY ON JUNE 6, 2025
Dear Stockholder:
We cordially invite you to virtually attend the Annual Meeting of Stockholders of Allbirds, Inc., a Delaware public benefit corporation (the “Company”). The meeting will be held on Friday, June 6, 2025 at 12:00 p.m. Pacific Time through a live audio-only webcast at www.virtualshareholdermeeting.com/BIRD2025.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying materials:
1.To elect the one Class I director listed in the accompanying Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders.
2.To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.
We have elected to provide Internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the Internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). The Notice provides instructions on how to vote online and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2024 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our Board of Directors has fixed April 11, 2025 as the record date for this year’s Annual Meeting. Only stockholders of record at the close of business on April 11, 2025 are entitled to notice of and to vote during the Annual Meeting.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by promptly signing and returning a proxy card if you requested a printed set of proxy materials or by using our Internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other agent and you wish to vote at the Annual Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other agent for information about specific requirements if you would like to vote your shares at the meeting.
On behalf of the Board of Directors of Allbirds, we thank you for your continued support and look forward to seeing you at the Annual Meeting.
Sincerely,

/s/ Joe Vernachio
Joe Vernachio
President, Chief Executive Officer and Secretary

San Francisco, California
April 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Friday, June 6, 2025 at 12:00 p.m. Pacific Time.
The Proxy Statement and 2024 Annual Report
are available at www.proxyvote.com.

Allbirds, Inc.
30 Hotaling Place
San Francisco, CA 94111
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
June 6, 2025
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Class I Director listed in the accompanying Proxy Statement	8	Plurality	For each director nominee
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	23	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Allbirds, Inc. (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments, continuations, or postponements of the meeting.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead you may simply follow the instructions below to submit your proxy. The proxy materials including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available on or about April 24, 2025. As used in this Proxy Statement, references to “we,” “us,” “our,” “Allbirds,” and the “Company” refer to Allbirds, Inc. and its subsidiaries.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live audio-only webcast and online stockholder tools. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources, or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments, continuations, or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 24, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?

We will be hosting the Annual Meeting only through a live audio-only webcast. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BIRD2025 by logging on with your control number.  The Annual Meeting will start at 12:00 p.m. Pacific Time, on Friday, June 6, 2025. Online check-in will start approximately 15 minutes before the meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below. You will not be able to attend the Annual Meeting physically in person.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 11, 2025 the record date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/BIRD2025 and enter the 16-digit control number found next to the label “Control Number” on your Notice or proxy card if you requested a printed set of proxy materials. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/BIRD2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker, or other holder of record), you will need to contact that bank, broker, or other holder of record to obtain your control number prior to the Annual Meeting.

Where can we get technical assistance?

If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

For the Annual Meeting, how do we ask questions of management and the board?

If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/BIRD2025. We do not intend to post questions received during the Annual Meeting on our website.

Will a list of registered stockholders as of the record date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our registered stockholders as of close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose related to the Annual Meeting at our corporate headquarters during regular business hours.
Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 5,515,111 shares of Class A common stock outstanding and 2,542,355 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
What am I voting on?
There are two matters scheduled for a vote:
•Proposal 1: Election of one Class I director to hold office until the 2028 Annual Meeting of Stockholders; and
•Proposal 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
How does the Board of Directors recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of Ann Freeman as a Class I director; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of the independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or nominee:
Stockholder of Record: Shares Registered in Your Name
If on April 11, 2025, your shares were registered directly in your name with Allbirds’ transfer agent, Computershare, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. If you are a stockholder of record, you may vote by following the procedures below:

•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/BIRD2025. You will need to enter the 16-digit control number found on your Notice, or proxy card if you requested a printed set of proxy materials.
•To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 5, 2025), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning the proxy card if you requested a printed set of proxy materials, as described below.
•To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 5, 2025 to be counted.
•To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide your control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 5, 2025 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on April 11, 2025, your shares were held not in your name but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from Allbirds. Follow the instructions from your broker, bank, or other agent included with the Notice or contact your broker, bank, or other agent regarding how to vote the shares in your account.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of April 11, 2025, and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of April 11, 2025. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote via the internet at www.proxyvote.com, by telephone, by completing your proxy card if you requested a printed set of materials, or virtually during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, and “For” the ratification of the selection of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank, or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under stock exchange rules and we therefore expect broker non-votes on this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal since if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Withhold votes will not affect the vote for Proposal 1. Abstentions are not applicable with respect to Proposal 1 and will not affect the vote for Proposal 2.
How many votes are needed to approve each proposal?
Proposal 1: For election of directors, the nominee receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

Proposal 2: To be approved, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive “For” votes from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter. If you “Abstain” from voting, it will have no effect on the vote for Proposal 2.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Allbirds’ Secretary at 1875 Mission St Ste 103, San Francisco, CA 94103.
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of all issued and outstanding shares entitled to vote at the meeting are present at the meeting or represented by proxy.
Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2025 to Allbirds’ Secretary at 1875 Mission St Ste 103, San Francisco, CA 94103.
With respect to proposals (including director nominations) to be presented by a stockholder present at the meeting, but not included in Allbirds' proxy materials, our Amended and Restated Bylaws (the “Bylaws”) provide that to be timely you must deliver your notice to our Secretary at the address above between February 6, 2026 and March 8, 2026. Your notice to the Secretary must set forth all of the information specified in our Bylaws, including, without limitation, your name and address and the class and number of shares of our stock that you beneficially own. In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2026 annual meeting of stockholders and no later than the close of business of the later of the following two dates:
•the 90th day prior to the 2026 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2026 annual meeting of stockholders is first made.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act and comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1:

ELECTION OF DIRECTORS

GENERAL
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.
The Board presently has eight members. There are two directors in the class whose term of office expires at the Annual Meeting. Neil Blumenthal informed the Company of his intention not to stand for re-election to the Board on April 23, 2025 and the Board subsequently determined to reduce the size of the Board to seven members effective immediately prior to the election of directors at the Annual Meeting. Upon the recommendation of the Sustainability, Nomination, and Governance Committee (the “SNG Committee”), our Board has nominated the individual listed in the table below for election as director at the Annual Meeting. The nominee is currently a director of the Company. If elected at the Annual Meeting, the nominee would serve until the 2028 annual meeting and until her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting.
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of the nominee that led the SNG Committee to believe that such nominee should continue to serve on our Board.

Name	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Ann Freeman	I	54	2025	Director	2022

(1)As of April 24, 2025
Ann Freeman. Ms. Freeman has served as member of our Board of Directors since August 2022. From June 1995 to June 2021, Ms. Freeman held multiple roles at NIKE, Inc., a publicly traded international designer, marketer, and distributor of athletic footwear, apparel, equipment, and accessories. Most recently, Ms. Freeman served as NIKE’s Vice President and General Manager of North America from June 2020 to June 2021. From December 2018 to May 2020, Ms. Freeman served as NIKE’s Vice President of Global Sales. Ms. Freeman holds a B.S. in Finance from Ohio University. Ms. Freeman was selected to serve on our Board of Directors because of her extensive management experience in the retail industry, including her expertise in strategy, product and merchandising, marketing, marketplace development, and brand management.

VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Allbirds. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION ABOUT OUR CONTINUING DIRECTORS
Set forth below are the names, ages, and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Dan Levitan	II	67	2026	Director	2016
Joseph Zwillinger	II	44	2026	Director	2015
Joe Vernachio	II	60	2026	Director	2024
Dick Boyce	III	70	2027	Director	2016
Timothy Brown	III	44	2027	Director	2015
Ravi Thanawala	III	41	2027	Director	2024

(1)As of April 25, 2024
The principal occupation, business experience, and education of each continuing director are set forth below.

Dan Levitan. Mr. Levitan has served as a member of our Board of Directors since July 2016. Mr. Levitan is a Managing Member of Maveron LLC (“Maveron”), a venture capital firm, which he co-founded in January 1998. Mr. Levitan served as a member of the board of directors of Trupanion, Inc., a publicly traded pet insurance provider from April 2007 to June 2024. Mr. Levitan currently serves on the boards of directors of numerous private companies and non-profit organizations. Mr. Levitan holds a B.A. in history from Duke University and an M.B.A. from Harvard Business School. Mr. Levitan was selected to serve on our Board of Directors because of his extensive board service and venture investment experience.
Joseph Zwillinger. Mr. Zwillinger has served as a member of our Board of Directors since he co-founded our company in May 2015. Mr. Zwillinger previously served as our Chief Executive Officer from May 2023 to March 2024, as our Co-Chief Executive Officer from October 2015 to May 2023, and as our President from the founding of the company in May 2015 to March 2024. Mr. Zwillinger is currently a General Partner at Good Friends, LLC, an early-stage venture capital firm that he co-founded. Prior to co-founding Allbirds, Mr. Zwillinger served as Vice President of Industrial Products at TerraVia Holdings, Inc. (formerly Solazyme, Inc.), a biotechnology company from 2009 to 2015. Mr. Zwillinger served on the board of directors of Big Sky Growth Partners, Inc., a publicly traded special purpose acquisition corporation, from April 2021 to December 2022. Mr. Zwillinger holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. with honors from The Wharton School of the University of Pennsylvania. Mr. Zwillinger was selected to serve on our Board of Directors because of the perspective and experience he brings as our co-founder as well as his management experience.
Joe Vernachio. Mr. Vernachio has served as a member of our Board of Directors and as our President, Chief Executive Officer and Secretary since March 2024. From June 2021 to March 2024, Mr. Vernachio served as our Chief Operating Officer. From April 2017 to May 2021, Mr. Vernachio served as President of Mountain Hardwear,

Inc., an outdoor apparel, equipment, and accessories company, where he led all aspects of Mountain Hardwear’s global business, including brand positioning, go-to-market strategies, and execution across all distribution channels. From March 2011 to March 2017, Mr. Vernachio served in several roles at The North Face, an outdoor products company and subsidiary of VF Corporation, including most recently as Vice President of Global Product from July 2012 to March 2017, in which role he oversaw the brand’s apparel, footwear, and equipment across all regions. Mr. Vernachio holds an A.S. in Forest Sciences and Biology from Paul Smith’s College. Mr. Vernachio was selected to serve on our Board of Directors because of his management experience in the retail industry.
Dick Boyce. Mr. Boyce has served as a member of our Board of Directors since December 2016. Mr. Boyce is a former partner at TPG Capital, one of the largest global investment partnerships, where he founded and led TPG’s Operating Group from 1997, in which capacity he served on several public company boards of directors, until his retirement in 2013. Mr. Boyce has served as an advisor to Montana Knife Company, a retail company, since June 2021, Proteus Motion Inc. (formerly Boston Biomotion), an intelligent exercise and rehab equipment company, since April 2019, Altamont Capital Partners, a private equity firm, since 2016, and Solamere Capital, LLC, a private equity firm, since 2015. Mr. Boyce also served on the board of directors of Executive Network Partnering Corp., a publicly traded special purpose acquisition corporation, from August 2020 to October 2022. Mr. Boyce previously served as an advisor to Spyce Food Co., an innovative restaurant automation company, from October 2019 to September 2021. Mr. Boyce holds a B.S.E from Princeton University and an M.B.A from Stanford Graduate School of Business. Mr. Boyce was selected to serve on our Board of Directors because of his extensive experience in operations management, investment, and private equity across a spectrum from early stage to large cap companies.

Timothy Brown. Mr. Brown has served as a member of our Board of Directors since he co-founded our company in May 2015. Since January 2025, Mr. Brown has served as our Co-Founder and Brand Ambassador. From May 2023 through January 2025, Mr. Brown served as our Chief Innovation Officer, from October 2015 through May 2023, he served as our Co-Chief Executive Officer, and from May 2015 to October 2015, Mr. Brown served as our Chief Executive Officer. Prior to co-founding Allbirds, Mr. Brown served as Manager in the Innovation Strategy and Business Development Department at Redscout, a brand consulting firm, from March 2015 to August 2015. In 2010, Mr. Brown was Vice Captain of the New Zealand World Cup football team. Mr. Brown holds a B.S. in Design from the College of Design, Architecture, Art, and Planning at the University of Cincinnati and an M.Sc. in International Management from the London School of Economics and Political Science. Mr. Brown was selected to serve on our Board of Directors because of the perspective and experience he brings as our co-founder, former Chief Innovation Officer and former Co-Chief Executive Officer, as well as his management experience.

Ravi Thanawala. Mr. Thanawala has served as a member of our Board of Directors since September 2024. In September 2024, Mr. Thanawala was appointed Chief Financial Officer and EVP of International of Papa John’s International, a publicly traded pizza delivery and carryout restaurant operator and franchisor, after serving as Chief Financial Officer since July 2023 and as Interim Chief Executive Officer from March 2024 to August 2024. Prior to joining Papa John’s, Mr. Thanawala spent seven years with Nike, Inc., a publicly traded international designer, marketer, and distributor of athletic footwear, apparel, equipment, and accessories, where he held positions including Chief Financial Officer and Vice President of Nike North America and Global VP and CFO of the Converse brand. Prior to Nike, Inc., Mr. Thanawala spent eight years at ANN INC., holding progressively increasing responsibilities in finance and operations. He holds a B.S. from the NYU Stern School of Business. Mr. Thanawala was selected to serve on our Board of Directors because of his public company management experience and financial management acumen.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Consistent with these considerations, based on all the relevant facts and circumstances, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Blumenthal, Mr. Boyce, Ms. Freeman, Mr. Levitan, and Mr. Thanawala. Ms. Fields was previously determined to be independent during her time on the Board. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.
BOARD LEADERSHIP STRUCTURE
Mr. Boyce currently serves as the lead independent director and effective chairperson of our Board of Directors. His primary responsibilities are to: (i) preside at all meetings of the Board including executive sessions of the independent directors; (ii) act as liaison between the independent directors and the Chief Executive Officer; (iii) preside over meetings of the independent directors; (iv) consult with the Chief Executive Officer in planning and setting schedules and agendas for Board meetings; and (v) perform such other functions as the Board may delegate. We believe that having a lead independent director supports the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, Allbirds believes that having a lead independent director can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors oversees our risk management processes. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board has overall responsibility for evaluating key business risks faced by the Company, including but not limited to privacy, technology, information security (including cyber security and back-up of information systems), competition, and regulation. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee reviews and discusses with the Board, management, and the auditors the Company’s processes and policies on risk identification, management, and assessment in all areas of the Company’s business. The Audit Committee has the responsibility to consider and discuss our policies and other matters relating to the Company’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of the Company’s privacy and information security policies and practices, including cybersecurity matters, and the internal controls regarding privacy and information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. The Audit Committee reviews and discusses with the Board and management the adequacy of the Company’s insurance programs, including director and officer insurance, product liability insurance, and general liability insurance. The Audit Committee also helps the Board oversee the Company’s privacy and information security policies and legal and regulatory compliance, including risk assessment, in addition to oversight of the performance of our internal audit function.

Our SNG Committee reviews and assesses the adequacy of our corporate governance guidelines and, as appropriate, will recommend any proposed changes to the Board for its consideration and approval, and also plans for leadership succession. Our Management Compensation and Leadership Committee reviews the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In addition, the entire Board receives reports from time to time from regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of risk oversight.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met six times during the last fiscal year. All incumbent Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage directors to attend. Seven of the then-serving directors attended our 2024 annual meeting of stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Management Compensation and Leadership Committee, and a Sustainability, Nomination, and Governance Committee. The following table provides membership and meeting information for fiscal 2024 for each of the Board committees:

Name	Audit	Management Compensation and Leadership	Sustainability, Nomination, and Governance
Neil Blumenthal(1)		X
Dick Boyce	X		X*
Timothy Brown
Mandy Fields(2)	X
Ann Freeman		X	X
Dan Levitan	X	X*
Ravi Thanawala(3)	X*
Joseph Zwillinger
Total meetings in fiscal 2024	4	4	4

*    Committee Chairperson
(1) Mr. Blumenthal is not standing for re-election at the Annual Meeting.
(2) Ms. Fields resigned from the Board of Directors in September 2024. During 2024, she chaired the Audit Committee.
(3) Mr. Thanawala joined the Board of Directors in September 2024.
Below is a description of each committee of the Board of Directors.
The Board and each committee have the power to engage, at the expense of the Company, legal, accounting, or other outside advisors that it may deem necessary. The Board has determined each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Specific responsibilities of our Audit Committee include:
•overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of the Company’s financial statements;
•managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firm engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;
•maintaining and fostering an open avenue of communication with the Company’s management, internal audit group, and the independent outside auditors;
•reviewing any reports or disclosures required by applicable law and listing requirements of any stock exchange on which the Company’s securities are listed;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function;
•helping the Board oversee the Company’s privacy and information security policies and legal and regulatory compliance, including risk assessment;
•providing regular reports and information to the Board;
•reviewing the results of the audit with management and the independent outside auditors, and reviewing, with management and the independent outside auditors, our annual and quarterly financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and approving any related party transactions;
•obtaining and reviewing a report by the independent outside auditors at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent outside auditors.
The Audit Committee is composed of three directors: Mr. Boyce, Mr. Levitan, and Mr. Thanawala. The chair of the Audit Committee is Mr. Thanawala. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.allbirds.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards, including pursuant to Rule 10A-3(b)(1) of the Exchange Act).
The Board has also determined that Mr. Thanawala qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Management Compensation and Leadership Committee
The Management Compensation and Leadership Committee (the “Compensation Committee”) is composed of three directors: Mr. Blumenthal, Ms. Freeman, and Mr. Levitan. The chair of the Compensation Committee is Mr. Levitan. Mr. Blumenthal is not standing for re-election at the Annual Meeting; as a result, after the Annual Meeting, the Compensation Committee will be composed of two directors: Mr. Levitan and Ms. Freeman. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met six times during the fiscal year. The Board has adopted a written Compensation Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.allbirds.com.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and determining the compensation to be paid or awarded to the Company’s executive officers and non-employee directors;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives relating to compensation, and other compensatory arrangements of the Company’s executive officers and other senior management and adjusting compensation, as appropriate; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation strategy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and our compensation consulting firm. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, legal, accounting, or other outside advisors (including compensation consultants) it deems necessary. The Compensation Committee has sole authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, the Compensation Committee transitioned to an engagement with Farient Advisors as our independent compensation consultant to:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Farient developed a comparative group of companies and performed analyses of competitive performance and compensation levels for that group. Farient developed recommendations that were presented to the Compensation Committee and Board for consideration, which were subsequently approved.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer and the Chief Financial Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Sustainability, Nomination, and Governance Committee
The responsibilities of the SNG Committee include:
•identifying, reviewing, evaluating, and communicating with candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•monitoring and evaluating the composition, organization, and size of the Board;
•reviewing and assessing the adequacy of the Company’s corporate governance guidelines and, as appropriate, recommending any proposed changes to the Board for its consideration and approval;
•overseeing our environmental, social, and governance (“ESG”) strategy and initiatives;
•overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board; and
•reviewing and evaluating with the Board of Directors and the Chief Executive Officer, the succession plans for the Company’s executive officers.
The SNG Committee is currently composed of two directors: Mr. Boyce and Ms. Freeman. All members of the SNG Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The SNG Committee met four times during the fiscal year. The Board has adopted a written SNG Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.allbirds.com.

Director Nomination Process
The SNG Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. To that end, the SNG Committee uses a variety of methods to identify and evaluate director nominees that will complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the SNG Committee views as critical to the effective functioning of the Board. In its evaluation of director candidates, the SNG Committee considers the current composition, organization, and size of the Board. The SNG Committee will use criteria approved by the Board, including consideration of potential conflicts of interest and director independence. The Board determines the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the industry of the Company. In considering candidates recommended by the SNG Committee, the Board intends to consider such factors as (i) relevant expertise upon which to be able to offer advice and guidance to management; (ii) sufficient time to devote to the affairs of the Company; (iii) demonstrated excellence in his or her field; (iv) the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi)personal background, perspective, and experience; and (vii)a commitment to rigorously represent the long-term interests of the Company and its stakeholders consistent with the Company’s public benefit corporation status.
Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity (including diversity of gender, ethnic background, and country of origin), age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. From time to time, the Board in its discretion may change the criteria for Board membership.
Board and Committee Self-Evaluations

The SNG Committee annually oversees a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. As appropriate, the SNG Committee will make recommendations to the Board for areas of improvement. The self-evaluation includes evaluation of (a) the Board’s and each committee’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, (b) specific areas in which the Board and management believe that the performance of the Board and its committees could be improved, and (c) overall Board composition and makeup. The factors to be considered shall include whether the directors can and do provide the integrity, experience, judgment, commitment, skills, diversity, and expertise appropriate for the Company including in light of its public benefit purpose of environmental conservation and its commitment to sustainability. In assessing the directors, both individually and collectively, the SNG Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience, diversity, and capability in various areas. The SNG Committee will also consider the independence of directors and the requirements imposed by applicable law and Nasdaq listing requirements.
STOCKHOLDER RECOMMENDATIONS AND NOMINEES
The SNG Committee will consider director candidates recommended by stockholders. The SNG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the SNG Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the SNG Committee c/o Allbirds, Inc., 1875 Mission St Ste 103, San Francisco, CA 94103, Attn: Secretary. Each submission must set forth:
•the name and address of the stockholder on whose behalf the submission is made;
•the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission;
•the full name of the proposed candidate;
•a description of the proposed candidate’s business experience for at least the previous five years;
•complete biographical information for the proposed candidate; and
•a description of the proposed candidate’s qualifications as a director.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected and include any other information as required by our Bylaws.
All written submissions received from stockholders that include the information described above will be reviewed by the SNG Committee at its next appropriate meeting. If a stockholder wishes the SNG Committee to consider a director candidate for nomination at an annual meeting of the Company’s stockholders, then the recommendation must be provided in accordance with the timelines and procedures set forth in the section titled “When are stockholder proposals and director nominations due for next year’s annual meeting?”.

The SNG Committee will consider for nomination only those individuals who possess, among other characteristics, personal and professional ethics and integrity, a background and expertise that is useful to the Company and complementary to the background of other directors, and a willingness to devote the required time to the duties and responsibilities of the Board and any committees to which he or she may be appointed, in accordance with the criteria stated in the Company’s Corporate Governance Guidelines.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may do so by sending written communications addressed to the Secretary of Allbirds, Inc. at 1875 Mission St Ste 103, San Francisco, CA 94103. Each communication must set forth:
•the name and address of the stockholder on whose behalf the communication is sent; and
•the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.
The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate. All communications directed to the Compliance Officer in accordance with our Whistleblower Policy for Accounting and Auditing Matters regarding accounting, auditing, internal accounting controls, fraud, or violations of law, regulation, or policy that could impact the Company’s financial statements will be promptly and directly forwarded to the Audit Committee.
CODE OF ETHICS
The Company has adopted the Allbirds Code of Business Conduct and Ethics that applies to all officers, directors, and employees. The Code of Business Conduct and Ethics is available on the Company’s website at ir.allbirds.com. If the Company ever were to amend or waive any provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

CORPORATE GOVERNANCE GUIDELINES
Our Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on the Company’s website at ir.allbirds.com.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Our insider trading policy and pledging policy limit the timing and types of transactions in Allbirds securities by executive officers, including our named executive officers, employees, and members of our Board of Directors. Specifically, (1) purchasing the Company’s common stock on margin or holding it in a margin account at any time; (2) hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; (3) trading in derivative securities related to Company common stock, including publicly traded call and put options; and (4) short sales, are prohibited. Employees and members of our Board may not pledge the Company’s securities as collateral for a loan, subject to limited exceptions as described below. Executive officers may not, directly or indirectly, hold the Company’s securities in a margin account or otherwise pledge the Company’s securities as collateral for a loan without prior approval by the Compliance Officer. An executive officer wishing to pledge the Company’s securities as collateral for a loan or series of loans and clearly demonstrating the financial capacity to repay the loan(s) without resort to the pledged securities, and where the pledge represents no greater than 33% of all securities then held by the executive officer, may submit a request for pre-approval to the Compliance Officer, who will review the request and grant the exception if the Compliance Officer deems it to be in the best interest of the Company.
INSIDER TRADING POLICY

The Company adopted an Insider Trading Policy in September 2021 The Insider Trading policy governs the purchase, sale, and other disposition of securities by directors, officers, employees and the Company itself.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our Board of Directors adopted a Non-Employee Director Compensation Policy effective November 2, 2021 (the “Effective Date”), which provides for the following compensation to directors who are not also serving as an employee or consultant to us (each such member, a “Non-Employee Director"):
Annual Cash Compensation
1.Annual Board Service Retainer:
a.All Non-Employee Directors: $35,000
b.Lead Director Retainer (in addition to Non-Employee Director Service Retainer): $15,000

2.Annual Committee Chair Service Retainer:
a.Chair of the Audit Committee: $20,000

b.Chair of the Management Compensation and Leadership Committee: $15,000
c.Chair of the Sustainability, Nomination and Governance Committee: $10,000

3.Annual Committee Member Service Retainer (not applicable to Committee Chairs):
a.Member of the Audit Committee: $10,000
b.Member of the Management Compensation and Leadership Committee: $7,500
c.Member of the Sustainability, Nomination and Governance Committee: $5,000
Effective July 1, 2024, our Board of Directors updated the Non-Employee Director Compensation Policy to increase the annual board service retainer from $35,000 to $50,000.
Equity Compensation

In addition to cash compensation, each Non-Employee Director is eligible to receive restricted stock unit awards granted under our 2021 Equity Incentive Plan (the “2021 Plan”), which provides, among other things, that the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including awards granted and cash fees paid by us to such Non-Employee Director, will not exceed (1) $750,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to our Board of Directors during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Initial Grant. Each new Non-Employee Director elected or appointed to our Board of Directors after the Effective Date will be granted an initial, one-time restricted stock unit award with a grant date fair value of $250,000, which will vest in three equal annual installments such that the initial award will be fully vested on the third anniversary of the grant date, subject to the Non-Employee Director’s continuous service through each vesting date.
In connection with Mr. Thanawala's appointment to the Board in September 2024, the Compensation Committee approved a modified initial, one-time restricted stock unit award of 8,334 restricted stock units, which was equivalent to a grant date fair value of $91,507.

Annual Awards. On the date of each annual stockholder meeting of the Company held after the Effective Date, each Non-Employee Director who continues to serve as a non-employee member of the Board of Directors following such stockholder meeting (excluding any Non-Employee Director who is first appointed to or elected by the Board of Directors at such meeting) will be granted a restricted stock unit award with a grant date fair value of $150,000, which will vest on the earlier to occur of the first anniversary of the grant date and the date of the Company’s next annual stockholder meeting, subject to the Non-Employee Director’s continuous service through each vesting date. With respect to a Non-Employee Director who, following the Effective Date, is first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting and who has served for fewer than six months prior to the date of the next occurring annual stockholder meeting, such Non-Employee Director’s first annual grant will be pro-rated to reflect the time between such Non-Employee Director’s election or appointment date and the date of such first annual stockholder meeting.
In June 2023, the Compensation Committee approved a reduction in the grant date fair value for the 2023 annual restricted stock unit award to $75,000. In May 2024, the Compensation Committee approved a reduction in the 2024 annual restricted stock unit award from a grant date fair value of $150,000 to 3,000 restricted stock units, which was equivalent to a grant date fair value of $32,202.

Change in Control. Annual awards granted under the policy vest in full upon a Change in Control (as defined in the 2021 Plan), subject to the Non-Employee Director’s continuous service through such date.
A Non-Employee Director may decline all or any portion of such Non-Employee Director’s compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.
Reimbursement of Expenses
In addition to the compensation outlined above, we will reimburse each Non-Employee Director for expenses incurred, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board, as well as for other reasonable expenses incurred with respect to duties as a member of the Board or any committee thereof.
Director Compensation for Fiscal Year 2024
The following table sets forth information regarding the compensation earned or paid to our directors during the fiscal year ended December 31, 2024, other than for Joseph Zwillinger, our former President and Chief Executive Officer, and for Joe Vernachio, our President and Chief Executive Officer, each of whom is also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Messrs. Zwillinger and Vernachio as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Other	Total ($)
Neil Blumenthal	50,000	32,202	—	82,202
Dick Boyce	77,500	32,202	—	109,702
Timothy Brown(2)	—	—	325,000	325,000
Mandy Fields(3)	41,154	32,202	—	73,356
Ann Freeman	55,000	32,202	—	87,202
Dan Levitan	67,500	32,202	—	99,702
Ravi Thanawala(4)	21,346	91,507	—	112,853

(1)    The amounts reported in this column do not reflect dollar amounts actually received by the director. Instead, the amounts represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718"), the basis for computing stock-based compensation in our financial statements. This calculation assumes that the Non-Employee Director will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the Non-Employee Director upon the settlement of such stock awards or the sale of the Class A common stock issuable upon the settlement of such stock awards. The assumptions we used in valuing stock awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 12, 2025.
(2)    During the fiscal year ended December 31, 2024, Mr. Brown was employed by the Company as Chief Innovation Officer, a non-executive role.
(3)    Ms. Fields resigned from the Board in September 2024 and the fees earned or paid in cash reflects the pro rata amount earned in 2024.
(4) Mr. Thanawala joined the Board in September 2024 and the fees earned or paid in cash reflects the pro rata amount earned in 2024.

The following table sets forth Class A and Class B common stock underlying outstanding stock options held by our directors and unvested restricted stock unit awards held as of December 31, 2024 by each director who was serving as of December 31, 2024, except for Joseph Zwillinger, our former President and Chief Executive Officer, and for Joe Vernachio, our President and Chief Executive Officer, each of whose outstanding equity is disclosed under the “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End."

Name	Option Awards Outstanding at Fiscal Year End (#)	Outstanding Restricted Stock Units at Fiscal Year End (#)
Neil Blumenthal	1,875(2)	3,000
Dick Boyce	—	3,000
Timothy Brown	76,810(3)	6,565(1)
Ann Freeman	—	3,793
Dan Levitan	—	3,000
Ravi Thanawala	—	8,334

(1)    The amount of outstanding restricted stock held by Mr. Brown as of December 31, 2024 is related to performance stock units ("PSUs") that are earned based upon the achievement of relative total shareholder return goals during specified measurement periods.
(2)    All of Mr. Blumenthal's option awards outstanding at fiscal year end are exercisable for our Class B common stock.
(3)    Mr. Brown's option awards outstanding at fiscal year end are comprised of (1) 45,559 options exercisable for our Class A common stock and (2) 31,251 options exercisable for our Class B common stock.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and December 31, 2023, by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended
Fee Category	2024	2023
	(in thousands)
Audit Fees(1)	$1,273	$1,979
All Other Fees(2)	$2	$2
Total Fees	$1,275	$1,981

(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
(2) All other fees consist of a subscription to the Deloitte Accounting Research Tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Ravi Thanawala, Chair
Dick Boyce
Dan Levitan
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 24, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Ann Mitchell	48	Chief Financial Officer
Joe Vernachio(1)	60	President, Chief Executive Officer and Secretary

(1) On March 7, 2024, Mr. Zwillinger resigned as President and Chief Executive Officer, effective March 15, 2024. On March 9, 2024, Mr. Vernachio was appointed as President, Chief Executive Officer and Secretary, effective March 15, 2024.

The biography of Mr. Vernachio is set forth in “Proposal 1: Election of Directors” above.

Ann Mitchell. Ms. Mitchell has served as our Chief Financial Officer since April 2023. From June 2021 to March 2023, Ms. Mitchell served as the Vice President of Finance & Insights for Gymshark, a fitness apparel and accessories brand, manufacturer, and retailer, where she led the financial strategy for the North American region, oversaw the finance, analytics, and research functions, and was a senior member of the leadership team. Prior to Gymshark, Ms. Mitchell spent almost ten years (May 2011 to March 2021) with adidas, a global footwear and apparel company, where she served in progressively senior financial leadership roles. In her most recent role at adidas, she was the Senior Vice President of Finance (CFO) for adidas North America (August 2017 to March 2021), where she was a key member of the senior leadership team and was responsible for driving the strategic growth of the region. Her responsibilities included leading the finance, demand planning, accounting, and controlling functions. Ms. Mitchell holds a B.A. in Economics from the University of Puget Sound and an M.B.A. and an M.Sc. in Finance from the University of Denver Daniels College of Business.

EXECUTIVE COMPENSATION
For the fiscal year ended December 31, 2024, our named executive officers were:
•Joseph Zwillinger, former President and Chief Executive Officer and former Co-Chief Executive Officer
•Ann Mitchell, Chief Financial Officer

•Joe Vernachio, President and Chief Executive Officer and former Chief Operating Officer

In May 2023, Mr Zwillinger transitioned from Co-Chief Executive Officer to Chief Executive Officer, and in March 2024, Mr. Zwillinger resigned as President and Chief Executive Officer. Mr. Zwillinger terminated his employment with the Company in May 2024 and served as an advisor to the Company through December 31, 2024, and will continue to serve the Company as a director. In March 2024, Mr. Vernachio was appointed as President, Chief Executive Officer and Secretary. As part of Mr. Vernachio's appointment, the Company entered into a new offer letter with Mr. Vernachio, see the section titled “Employment Agreements with our Named Executive Officers” for further description of the new offer letter.

As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joe Vernachio Chief Executive Officer and Former Chief Operating Officer(1)	2024	471,154	131,923(5)	563,575	—	—	13,800(6)	1,180,452
	2023	375,000	84,375	1,128,965	—	—	19,575	1,607,915
Ann Mitchell(2) Chief Financial Officer	2024	383,077	60,335(5)	282,600	—	—	13,800(6)	739,812
	2023	252,404	62,481	1,034,198	919,040	—	18,483	2,286,606
Joseph Zwillinger Former Chief Executive Officer(3)	2024	158,654	—	—	—	—	193,846(6)(7)	352,500
	2023	382,693	172,211	—	—	375,000	12,792	942,696

(1)In March 2024, Mr. Vernachio was appointed as President, Chief Executive Officer and Secretary of the Company.
(2)Ms. Mitchell joined us in April 2023, and as such the amounts for the fiscal year ended December 31, 2023 reflect the pro rata portion earned by or paid to Ms. Mitchell.
(3)In March 2024, Mr. Zwillinger resigned as President and Chief Executive Officer of the Company.
(4)Except as otherwise noted, amounts reported represent the aggregate grant date fair value of stock awards and stock options granted in the fiscal year ended December 31, 2024, measured pursuant to ASC 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the settlement of such stock awards or the sale of the Class A common stock issuable upon the settlement of such stock awards. In 2024, Mr. Vernachio was granted certain performance-based RSUs which vest, if at all, according to certain Company stock price targets. Please see the section titled “"Employment Agreements with our Named Executive Officers - Joe Vernachio” below for further information. The grant date fair value of these performance-based RSUs was calculated based on a Monte-Carlo simulation. The performance-based RSUs are subject to market and service conditions, and not performance conditions, as defined under ASC 718, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table. The assumptions we used in valuing stock awards are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 12, 2025.
(5)For Mr. Vernachio and Ms. Mitchell, amounts reported represent a discretionary bonus related to the fiscal year ended December 31, 2024. For additional detail, please see "Non-Equity Incentive Plan Compensation."
(6)For Mr. Vernachio, amount reported represents $13,800 in company contributions under our 401(k) plan paid by the Company for the benefit of Mr. Vernachio. For Ms. Mitchell, amount reported represents $13,800 in company contributions under our 401(k) plan paid by the Company for the benefit of Ms. Mitchell. For Mr. Zwillinger, amount reported represents $6,346 in company contributions under our 401(k) plan paid by the Company for the benefit of Mr. Zwillinger.
(7)Mr. Zwillinger also earned $187,500 as compensation for his services as a non-employee adviser to the Company under the Transition and Special Advisor agreement between Mr. Zwillinger and the Company, see the section titled “Certain Related Party Transactions - Consulting Agreement with former Chief Executive Officer” below for further information. Under the Transition and Special Advisor agreement, Mr. Zwillinger was paid monthly and the last of the monthly payments was paid on January 1, 2025.

Narrative to the Summary Compensation Table
Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Our Board approved an annual base salary for Mr. Zwillinger $415,000, effective June 1, 2022, and in March 2023, the Compensation Committee approved a reduction in the annual base salary to $375,000. Mr. Zwillinger transitioned from his role as President and Chief Executive Officer in March 2024 and terminated his employment with us in May 2024, and served as an advisor to the Company through December 31, 2024. Our Board approved an annual base salary for Mr. Vernachio of $375,000, effective March 1, 2022, and in March 2024, we entered into a new offer letter with Mr. Vernachio in connection with his appointment as the Company's President and Chief Executive Officer entitling Mr. Vernachio to an initial annualized base salary of $500,000. Ms. Mitchell joined us in April 2023 and received an annualized base salary of $375,000 and in May 2024, the Compensation Committee approved an annualized base salary for Ms. Mitchell of $385,000.
Non-Equity Incentive Plan Compensation

In addition to base salaries, our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals. For our fiscal year 2024, Mr. Zwillinger is not eligible for a bonus, for Mr. Vernachio, in connection with his role as President and Chief Executive Officer, the target bonus was 80% of his annual base salary with a maximum bonus opportunity of 160% of annual base salary, and for Ms. Mitchell, the target bonus was 45% of her annual base salary with a maximum bonus opportunity of 90% of annual base salary. The performance goals for our fiscal year ended December 31, 2024 focused on U.S. net revenue and adjusted EBITDA, with a weighting of 30% and 70% assigned to each target, respectively, and with a +/- 20% discretionary modifier based on delivering against sustainability goals and strategic transformation priorities. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives. In early 2025, our Compensation Committee reviewed percentage achievement against such goals and approved a final payout of 35% of the target bonus level for each of our named executive officers.
To incentivize the execution of certain objectives under the Company's strategic transformation plan announced in March 2023, the Compensation Committee approved a performance-based bonus program for Mr. Zwillinger in August 2023 (the "Transformation Bonus"). Under the Transformation Bonus, Mr. Zwillinger was eligible to receive up to $375,000 based on the achievement of three performance objectives:
•$125,000 payable if three distribution agreements to shift current international regions to a distributor model were executed on or before March 31, 2024;
•$125,000 payable if the Company achieved a year end cash and cash equivalents balance of $100 million or greater on the Company’s balance sheet for fiscal year 2023; and
•Up to $125,000 payable as follows: (i) $75,000 payable if the Company achieved a year end cash and cash equivalents balance of $110 million to $119.99 million on the Company’s balance sheet for fiscal year 2023 or (ii) $125,000 payable if the Company achieved a year end cash and equivalents balance greater than $119.99 million on the Company’s balance sheet for fiscal year 2023.

In 2024, the Compensation Committee reviewed Mr. Zwillinger's performance against the above performance objectives and approved a payout of $375,000 for Mr. Zwillinger.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for performance.
Prior to our IPO, we granted equity awards pursuant to our 2015 Equity Incentive Plan (the “2015 Plan”), and following the closing of our IPO, we grant all equity awards pursuant to the 2021 Plan. Following the adoption of our 2021 Plan, no further grants were permitted to be made our 2015 Plan, though existing awards remain outstanding under the 2015 Plan and continue to vest in accordance with their terms.
2024 Grants
During the fiscal year ended December 31, 2024, we granted annual restricted stock unit awards (“RSUs”) under our 2021 Plan to Ms. Mitchell covering 20,000 shares of our Class A common stock. One-twelfth of these RSUs vested on December 1, 2024, and the remaining RSUs vest in equal quarterly installments for the following three years, subject to continued service through the applicable vesting date.
In connection with Mr. Vernachio's appointment as President and Chief Executive Officer, in March 2024, the Board granted to Mr. Vernachio (i) an award of RSUs with a grant date value of $600,000, and (ii) an award of PSUs with a grant date value of $600,000 (the "PSU Award"). The RSUs vest with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter. The PSU Award will become eligible to vest upon the attainment of certain stock price goals, see Section titled "Employment Agreements with our Named Executive Officers - Joe Vernachio" for details on the PSU Award.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024.

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price(2) ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Joe Vernachio	6/26/2021(3)	1,779	594	87.78(17)	6/25/2031	—	—	—	—
	6/26/2021(3)	16,814	2,064	87.80(17)	6/25/2031	—	—	—	—
	5/22/2022(4)	—	—	—	—	1,642	11,445	—	—
	1/18/2023(5)	—	—	—	—	3,258	22,708	—	—
	8/16/2023(6)	—	—	—	—	14,584	101,650	—	—
	3/15/2024(7)	—	—	—	—	27,286	190,183
	3/15/2024(8)	—	—	—	—	—	—	32,743(8)	228,219(8)
Ann Mitchell	5/1/2023(9)	30,000	50,000	25,00	5/1/2033	—	—	—	—
	5/1/2023(10)	—	—	—	—	25,856	180,216	—	—
	9/1/2024(11)	—	—	—	—	18,334	127,788	—	—
Joseph Zwillinger	10/9/2019(12)	982(14)	—	101.83(17)	10/8/2029	—	—	—	—
	10/9/2019(12)	92,769(14)	—	101.84(17)	10/8/2029	—	—	—	—
	5/22/2022(13)	—	—	—	—	— —	—	6,565(13)	45,758(13)
	5/23/2022(15)	28,473	17,086	93.60	5/22/2032	—	—	—	—

(1)With the exception of Messrs. Zwillinger and Brown’s option awards on October 9, 2019 and Mr. Vernachio's options award on June 26, 2021, which were granted under the 2015 Plan, all other option awards listed in the table were granted under our 2021 Plan; all of the RSUs and PSUs listed in the table were granted under our 2021 Plan. Certain of the equity awards are subject to vesting acceleration as described under “—Potential Payments upon Termination or Change in Control.” Option awards granted under our 2021 Plan and 2015 Plan are exercisable for our Class A common stock and Class B common stock, respectively.
(2)All of the option awards listed in the table were granted with a per share exercise price equal to or above the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors; option awards that have been repriced have a per share fair market value that was equal to the closing market price of our Class A common stock on May 20, 2022, the repricing date.
(3)One-fourth of the shares subject to this option vested on June 1, 2022, and the remainder of the shares vest in 36 equal monthly installments thereafter, subject to the holder’s continuous service with us.
(4)One-twelfth of the restricted stock units vested on September 1, 2022, and one-twelfth of the restricted stock units vest in equal quarterly installment thereafter, subject to the holder's continuous service with us.
(5)One-half of the restricted stock units vested on June 1, 2023, and the remainder of the shares vest in three successive equal six-month installments thereafter, subject to the holder’s continuous service with us.
(6)One-twelfth of the restricted stock units vested on September 1, 2023, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.
(7)One-twelfth of the restricted stock units vested on June 1, 2024, and 1/12 of the RSUs vest in equal quarterly installment thereafter, subject to the holder's continuous service with us.
(8)The number and market value of the PSUs that vest based upon the achievement of certain Company stock price targets during specified measurement periods reflect threshold performance. The actual numbers of shares that will be distributed with respect to the PSUs are not yet determinable.
(9)One-fourth of the restricted stock units vested on June 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(10) One-fourth of the shares subject to this option vested on June 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.
(11)One-twelfth of the restricted stock units vested on September 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.
(12)The shares subject to this option may be exercised at any time, subject to our repurchase right with respect to any then-unvested shares at the time of termination. Such repurchase right lapses over 48 equal monthly installments beginning on October 1, 2019, subject to the named executive officer’s continuous service to us through each applicable vesting date.
(13)The number and market value of the PSUs that vest based upon the achievement of relative total shareholder return ("TSR") goals during specified measurement periods reflect threshold performance. The TSR will be measured over one-, two-, and three-year periods, with each period starting on June 1, 2022 (each referred to as a “Performance Period”), with 1/3 of the PSUs (each of the third referred to as a “PSU Target”) eligible to be earned in each of the three Performance Periods. At the end of each Performance Period, any earned PSUs fully vest, and any unearned PSUs are forfeited. For the Performance Periods ending May 31, 2024 and 2023, the Compensation Committee determined that the PSU Target for each of the Performance Periods were not achieved and thus no PSUs were earned by Mr. Zwillinger. The actual total numbers of shares that will be distributed with respect to the PSUs are not yet determinable.
(14)Because this option is exercisable immediately upon grant and subject to a repurchase right in favor of us which lapses as the option vests, these options reflect the number of options held by the named executive officer that were exercisable and vested as of December 31, 2024.
(15)One-fourth of the shares subject to this option vested on June 1, 2023, and the remainder of the shares vest in 36 successive equal monthly installments thereafter, subject to the holder’s continuous service with us.
(16)The market value of our Class A common stock is based on the closing price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2024, which was $6.97.
(17)The exercise price for certain option awards held by Messrs. Vernachio and Zwillinger reflect slight differences for the same grant due to rounding from the Company's reverse stock split on September 4, 2024, as applied to different portions of the grant based on income tax classification.

Health and Welfare, Retirement Benefits, and Perquisites
Health and Welfare
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
For the 2023 plan year, we made a matching contribution equal to 100% of participant deferrals on the first 3% of their eligible compensation and 50% of the next 2% of their eligible compensation, subject to a $22,500 maximum (plus $7,500 for employees age 50 and over).
Perquisites
In general, we do not offer perquisites to our named executive officers.

Employment Agreements with our Named Executive Officers
Each of our named executive officers is employed at-will. We have entered into a Transition Agreement with Mr. Zwillinger and offer letter agreements with Ms. Mitchell and Mr. Vernachio, the material terms of which are summarized below. In addition, each of our named executive officers has executed our standard form of confidential information and inventions assignment agreement and may become eligible for severance or change in control benefits under our Severance and Change in Control Plan, as described below under “—Potential Payments upon Termination or Change in Control.”

Joseph Zwillinger

In connection with Mr. Zwillinger’s resignation as our Chief Executive Officer, we entered into a Transition and Special Advisor Agreement with Mr. Zwillinger (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Zwillinger served as a non-employee advisor to the Company from May 20, 2024 (the “Transition Date”) through December 31, 2024. Mr. Zwillinger received cash payments in the gross amount of $187,500, less applicable withholdings, which was paid in seven equal monthly installments following the Transition Date. We also paid directly to the carrier the full amount of COBRA premiums for continued group health plan coverage for Mr. Zwillinger and his spouse and/or dependents through December 31, 2024.

Ann Mitchell

In March 2023, we entered into an offer letter with Ms. Mitchell that governs the terms of her current employment with us. Pursuant to the offer letter, Ms. Mitchel is entitled to an initial annual base salary of $375,000, which is subject to adjustment at the discretion of our Board, and an annual bonus of up to 80% of her annual base salary with a target equal to 40% of her annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board.

In connection with the start of her employment with us, our Board granted Ms. Mitchell an option to purchase 80,000 shares of our Class A common stock with an exercise price of $1.25 and a RSU award of 41,368 shares of our Class A common stock, both subject to the terms of our 2021 Plan and an applicable award agreement. The options vest with respect to 25% of the shares subject to the option on June 1, 2024, and with respect to the remaining shares subject to the option, in 12 equal quarterly installments thereafter. The RSUs vest with respect to 25% of the shares subject to the RSUs on June 1, 2024, and with respect to the remaining shares subject to the RSUs, in 12 equal quarterly installments thereafter.

Pursuant to Ms. Mitchell’s offer letter, she received a one-time, signing bonus equal to $12,000 and up to $10,000 in reimbursable relocation expenses.

Joe Vernachio

In May 2021, we entered into an offer letter with Mr. Vernachio that previously governed the terms of his employment with us (the "2021 offer letter"). Pursuant to the 2021 offer letter, Mr. Vernachio was entitled to an initial annual base salary of $350,000, which was subject to adjustment at the discretion of our Board, and an annual bonus of up to 70% of his annual base salary with a target equal to 35% of his annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board. Mr. Vernachio’s annual bonus target for 2023 was increased by the Compensation Committee to a target bonus equal to 45% of his annual base salary and a maximum of 90% of his annual base salary.

In connection with the start of his employment with us, our Board granted Mr. Vernachio an option to purchase 21,251 shares of our Class B common stock with an exercise price of $168.60 per share, pursuant to the terms of our 2015 Plan and an applicable stock option agreement. The options vested with respect to 25% of the shares subject to the option on June 1, 2022, and with respect to the remaining shares subject to the option, in equal monthly installments thereafter for a 36-month period. The options were repriced in May 2022 on a one-for-one basis to $87.80 per share.

In addition, under the terms of Mr. Vernachio’s 2021 offer letter, his option grant provided for in the 2021 offer letter will vest in full if, within 30 days before the execution of a definitive agreement providing for a change in control (as defined in the 2015 Plan) or 12 months following a change in control, his employment with us is terminated without cause (as defined in the 2021 offer letter) or he terminates his employment for good reason (as defined in the 2021 offer letter), and such separation is not a result of his death or disability.

In March 2024, we entered into a new offer letter with Mr. Vernachio that governs his new role as the Company's President and Chief Executive Officer (the "2024 offer letter"). Pursuant to the 2024 offer letter, Mr. Vernachio is entitled to an initial annual base salary of $500,000, which is subject to adjustment at the discretion of our Board, and an annual bonus with a target equal to 80% of his annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board.

In connection with his appointment, our Board granted to Mr. Vernachio (i) an award of RSUs with a grant date value of $600,000, and (ii) an award of PSUs with a grant date value of $600,000 (the "PSU Award"). The RSUs vest with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter.

The PSU Award will become eligible to vest upon the attainment of certain stock price goals, as described below. None of the PSUs vest purely based on continued employment. The dollar value of the PSU Award will be converted into a number of Shares of Common Stock by dividing (i) the value of the PSU Award, by (ii) the average closing price of Shares on the Nasdaq Stock Market for the 30 trading days immediately prior to the Grant Date.

The PSUs are eligible to vest based on the Company’s stock price performance over a three-year performance period beginning on March 15, 2024 (the “Grant Date”) and ending March 15, 2027. The PSUs are divided into two tranches. Each tranche is eligible to vest based on the achievement of a stock price goal (each, a “Company Stock Price Target”), measured based on the average of the closing prices of the Common Stock over a consecutive 30 trading day period during the performance period as set forth below. This measurement period is designed to reward Mr. Vernachio only if the Company achieves sustained growth in the Company’s stock price.

The following table shows a summary of each tranche, including the percentage of PSUs eligible to vest per tranche and the applicable Company Stock Price Target.

Tranche	Company Stock Price Target	Percentage of PSUs eligible to vest
1	$40.00	50% of PSUs
2	$60.00	50% of PSUs

Upon achievement of a Company Stock Price Target, the PSUs in the applicable tranche will vest 50% upon the certification of achievement by the Management Compensation and Leadership Committee of the Board and 50% on the one year anniversary of such certification, subject in each case to Mr. Vernachio’s continued service as CEO through the applicable vesting date.

If the average closing price of the Common Stock fails to reach the Company Stock Price Target for a particular tranche of the PSUs over a consecutive 30 trading day period during the performance period, or if Mr. Vernachio terminates service to the Company as CEO before achieving the Company Stock Price Target, no portion of that tranche will vest and unearned shares are forfeited. The Company Stock Price Targets and number of Shares underlying the PSUs will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the Company’s 2021 Equity Incentive Plan.

In the event of a change in control (as such term is defined in the Company’s 2021 Equity Incentive Plan) of the Company before the end of the performance period, the price in the change in control will be used to determine performance versus the Company Stock Price Targets for each tranche. For each tranche, if the change in control price exceeds the respective tranche’s Company Stock Price Target, all PSUs subject to that tranche shall be earned. PSUs earned based on the change in control price will vest immediately prior to the closing of the change in control and any unearned PSUs will be forfeited.

Potential Payments upon Termination or Change in Control

Each of our named executive officers is eligible to participate in our Severance and Change in Control Plan (the “Severance Plan”) as described immediately below, and each of our named executive officers entered into a Severance Plan participation agreement.
Pursuant to our Severance Plan and an applicable participation agreement thereunder, each of our named executive officers would be eligible to receive certain benefits in the event such officer is involuntarily terminated by us without cause (excluding an involuntary termination due to death or disability) or voluntarily resigns for good reason (as each such term is defined in the Severance Plan) (such termination referred to as a “covered termination”), and enhanced benefits in the event that such covered termination occurs during the period commencing three months prior to, and ending 12 months following, the closing of a change in control (as defined in the 2021 Plan). Such benefits are contingent on the officer’s execution and non-revocation of a general release of claims in favor of the company and certain related parties, unless otherwise stated, and satisfaction of other terms and conditions as described in the Severance Plan and the applicable participation agreement. Any eligibility for benefits under the Severance Plan supersedes and replaces any other plan, policy or practice providing for severance benefits to which an officer may have otherwise been previously entitled.

If such covered termination occurs prior to (i) the officer’s completion of 12 months of continuous service with us and (ii) a change in control, he will be eligible to receive a cash payment in an amount equal to six months of his annual base salary and continuation of health benefits for himself and his eligible dependents under COBRA (or an equivalent taxable cash amount) for up to six months.

If such covered termination occurs during the period commencing three months prior to, and ending 12 months following, the closing of a change in control, each officer will instead be eligible to receive a lump-sum cash payment equal to the sum of (i) 12 months of the officer’s then-current base salary (without giving effect to any reduction triggering good reason), (ii) a prorated portion of such officer’s target bonus for the year in which the covered termination occurs, assuming that any articulated performance goals are achieved at 100% of target, and (iii) continuation of health benefits for the officer and his eligible dependents under COBRA (or an equivalent taxable cash amount) for up to 12 months following the covered termination. Further, the vesting and exercisability of each equity award held by such officer that is subject to time-based vesting shall become fully vested (and, if applicable, fully exercisable); any equity awards subject to performance-vesting shall vest and become exercisable according to the terms of such individual award agreements.

In addition, if, in connection with our change in control, the succeeding or acquiring entity does not assume or continue any outstanding, unvested equity award, and such officer’s continuing employment has not terminated as of immediately prior to the effective time of such change in control, all such equity awards will become fully vested (and, as applicable, fully exercisable), subject to consummation of the change in control transaction, with performance-based awards accelerating as if achieved at 100% of the target level. Such acceleration does not require a covered termination.
Clawback Policy

In 2023, Nasdaq adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the exchange. Following the adoption of these Nasdaq listing standards, the Board approved and adopted the Allbirds, Inc. Incentive Compensation Recoupment Policy, which adheres to the listing standards of the Nasdaq and the rules of the SEC. In the event the Company is required to prepare an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy or practice with respect to the timing of our equity award grants, the Board has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of stock options to our NEOs during the time period outlined in Item 402(x) of Regulation S-K.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Class of Common Stock	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by stockholders	Class A	240,819	$56.81	1,088,291(4)(5)
	Class B(2)	316,542	$81.34	—
Equity plans not approved by stockholders		—	—	—

(1)Includes the 2021 Plan but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.
(2)Includes the 2015 Plan.
(3)The weighted-average exercise price excludes any outstanding restricted stock units, which have no exercise price.

(4)Includes the 2021 Plan and 2021 ESPP. Stock options, restricted stock units, or other stock awards granted under the 2015 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan. Following the adoption of the 2021 Plan, no additional stock awards have been or will be granted under the 2015 Plan.
(5)The 2021 Plan provides that the number of shares of our Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, our Board of Directors may determine that the increase for such year will be a lesser number of shares. In addition, the 2021 ESPP provides that the number of shares of our Class A common stock reserved for issuance will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, by the lesser of (1) 1% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the immediately preceding year and (2) 142,500 shares, except that, before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). Accordingly, on January 1, 2025 the number of shares of Class A common stock available for issuance under the 2021 Plan and the 2021 ESPP increased by 319,924 shares and 79,981 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2025 by:

•each person or group of affiliated persons known by us to beneficially own greater than 5% of our Class A or Class B common stock;
•each of our named executive officers and directors; and
•all directors and officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 5,512,814 shares of Class A common stock and 2,542,355 shares of Class B common stock outstanding as of March 31, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or restricted stock unit awards that would vest based on service-based vesting conditions within 60 days of March 31, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Allbirds, Inc., 1875 Mission St Ste 103, San Francisco, CA 94103.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Name	Shares	%	Shares	%
5% Stockholders
Entities affiliated with Maveron(1)	—	—	841,216	33.1	27.2
Entities affiliated with Fidelity(2)	727,514	13.2	—	—	2.4
Named Executive Officers and Directors
Joseph Zwillinger(3)	33,219	*	640,548	24.3	20.2
Timothy Brown(4)	33,219	*	697,797	27.1	22.4
Ann Mitchell(5)	54,161	*	—	—	*
Joe Vernachio(6)	22,387	*	20,806	*	*
Neil Blumenthal(7)	4,454	*	7,654	*	*
Dick Boyce(8)	4,454	*	92,502	3.6	3.0
Ann Freeman(9)	4,513	*	—	—	*
Dan Levitan(10)	14,454	*	841,216	33.1	27.2
Ravi Thanawala	—	—	—	—	—
All directors and executive officers as a group (9 persons)(11)	170,861	3.0	2,300,523	85.5	71.3

*    Less than one percent.
†    Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to 10 votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.
(1)Based solely on Schedule 13G/A filed on February 10, 2023 by entities associated with Maveron. Consists as of December 31, 2022 of (a) 579,367 shares of Class B common stock held by Maveron Equity Partners V, L.P. (“Maveron Equity Partners V”), (b) 189,936 shares of Class B common stock held by MEP Associates V, L.P. (“MEP Associates V”), and (c) 71,913 shares of Class B common stock held by Maveron V Entrepreneurs’ Fund, L.P. (“Maveron V Entrepreneurs”). Maveron General Partner V, LLC (“Maveron General Partner V”) is the general partner of each of Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs. Dan Levitan, Jason Stoffer, and David Wu are the managing members of Maveron General Partner V and share voting and investment power over the shares held by Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs. The address for each person and entity listed above is c/o Maveron LLC, 411 1st Avenue South, Suite 600, Seattle, Washington 98104.
(2)Based solely on Schedule 13G filed on November 8, 2024 by FMR LLC and Abigail P. Johnson. FMR LLC has the sole voting power with respect to 727,514 shares of Class A common stock and sole dispositive power with respect to 727,514 shares of Class A common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for each person and entity listed above is 245 Summer Street, Boston, Massachusetts 02210.
(3)Consists of (a) 546,797 shares of Class B common stock held by Joseph Z. Zwillinger and Elizabeth L. Zwillinger, as Trustees of the Twin Wolves Revocable Trust under Revocable Trust Agreement dated September 27, 2017, of which Mr. Zwillinger is co-trustee and shares voting and investment power over such shares, (b) 93,751 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025, and (c) 33,219 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.
(4)Consists of (a) 666,546 shares of Class B common stock held by Timothy O. Brown and Lindsay T. Brown, as Trustees of the Grenadier Trust Under Revocable Trust Agreement Dated January 22, 2018, of which Mr. Brown is co-trustee and shares voting and investment power over such shares, (b) 31,251 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025, and (c) 33,219 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.
(5)Consists of (a) 19,161 shares of Class A common stock and (b) 35,000 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.
(6)Consists of (a) 22,387 shares of Class A common stock and (b) 20,806 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.
(7)Consists of (a) 4,454 shares of Class A common stock, (b) 5,779 shares of Class B common stock and (b) 1,875 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.
(8)Consists of (a) 4,454 shares of Class A common stock, (b) 38,636 shares of Class B common stock and (c) 53,866 shares of Class B common stock held by Dick W. Boyce & Sandy W. Boyce Revocable Trust Agreement Dated December 30, 1994, of which Mr. Boyce is co-trustee and shares voting and investment power over such shares.
(9)Consists of 4,513 shares of Class A common stock.
(10)Consists of (a) 14,454 shares of Class A common stock and (b) 841,216 shares of Class B common stock held by Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs.
(11)Consists of (a) 68,965 shares of Class A common stock, (b) 101,438 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025, (b) 2,152,840 shares of Class B common stock and (c) 147,683 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of March 31, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Based on a review of these reports as filed electronically with the SEC together with written representations by our executive officers and directors, we believe that all of our executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2024, except for one Form 4 in September 2024 for Ms. Mitchell related to the annual equity incentive plan grant that was filed late.

TRANSACTIONS WITH RELATED PERSONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In November 2021 in connection with our IPO, our Board of Directors adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration, and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to be director of the Company, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such person is an executive officer, partner, or principal or holds a similar control position or in which such person has a 5% or greater beneficial ownership interest.
Under the policy, in the event that the Company proposes to enter into, or materially amend, a related person transaction, management of the Company shall present such related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) a description of the purpose of the transaction, (d) all of the material facts of the proposed related person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved, (e) the benefits to the Company of the proposed related person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally, and (h) management’s recommendation with respect to the proposed related person transaction. In the event the Audit Committee is asked to consider whether to ratify an ongoing related person transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction.
To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors, and certain significant stockholders. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs, and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
In the event a director has a direct or indirect material interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. If, however, a proposed related person transaction arises in which all directors are deemed to have a direct or indirect material interest in the transaction, the interested directors may participate in the consideration and approval of the proposed related person transaction. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee approve

40

only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.
CERTAIN RELATED PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Consulting Agreement with former Chief Executive Officer

In connection with the Mr. Zwillinger's resignation as our Chief Executive Officer, in March 2024, we entered into a Transition Agreement with Mr. Zwillinger. Pursuant to the Transition Agreement, Mr. Zwillinger served as a non-employee advisor to the Company from May 20, 2024 (the “Transition Date”) through December 31, 2024. Mr. Zwillinger received cash payments in the gross amount of $187,500, less applicable withholdings, which was paid in seven equal monthly installments following the Transition Date. We also paid directly to the carrier the full amount of COBRA premiums for continued group health plan coverage for Mr. Zwillinger and his spouse and/or dependents through December 31, 2024. The equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject to time-based vesting will continue to vest pursuant to their original award agreements so long as Mr. Zwillinger remains a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board through the applicable vesting date. However, any equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject (in whole or in part) to performance-based vesting will vest only if and to the extent the performance goals specified in the applicable award agreement are achieved prior to the date on which Mr. Zwillinger ceases to be a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board, in addition to any time-based requirements.
Employment of an Immediate Family Member
The son of Dick Boyce, a member of our Board of Directors, is currently employed by us and has been employed by us since January 1, 2018. He does not share a household with Mr. Boyce and is not one of our executive officers. In 2024, his salary was between $200,000 and $250,000 and he earned bonuses between $20,000 and $30,000. His current salary is between $200,000 and $250,000. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.
Investors’ Rights Agreement
We are a party to an amended and restated investors’ rights agreement with certain holders of our Class A common stock and Class B common stock, including (1) entities affiliated with Messrs. Zwillinger and Brown, our co-founders and members of our Board of Directors and (2) entities affiliated with Maveron, a holder of greater than 5% of our Class B common stock and affiliate of Mr. Levitan, a member of our Board of Directors, that provided or provides such holders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing subject to certain limitations. This agreement terminated upon the completion of our IPO, except with respect to registration rights. Each holder’s registration rights terminate upon the earliest to occur of (a) a deemed liquidation event as defined in our certificate of incorporation, (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three month period without registration (assuming the Company is in compliance with the current public information required under Rule 144(c)(1)), and (c) the fifth anniversary of the IPO.
INDEMNIFICATION
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board. The Company has also entered into indemnity agreements with each of our directors and executive officers, which requires us to indemnify them.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Allbirds stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials, please notify your broker or Allbirds. Direct your written request to Allbirds, Inc., Secretary, 1875 Mission St Ste 103, San Francisco, CA 94103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Joe Vernachio
Joe Vernachio
President, Chief Executive Officer and Secretary

April 25, 2024
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.allbirds.com. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Secretary, Allbirds, Inc., 1875 Mission St Ste 103, San Francisco, CA 94103.

allbirds

ALLBIRDS, INC.
30 HOTALING PLACE
SAN FRANCISCO, CA 94111

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLBIRDS, INC.

The Board of Directors recommends you vote FOR each of the following nominee:

1. Election of Class I Director

Nominee:	**For**	**Withhold**
1a. Ann Freeman	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V70640-P24709

ALLBIRDS, INC.
Annual Meeting of Stockholders
June 6, 2025, 12:00 p.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2025 Annual Meeting of Stockholders of Allbirds, Inc. and the Proxy Statement and hereby appoint(s) Joe Vernachio and Ann Mitchell, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to act as attorneys and proxies to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of common stock of Allbirds, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 12:00 p.m. Pacific Time on June 6, 2025 via a live audio-only webcast at www.virtualshareholdermeeting.com/BIRD2025, and any adjournments, continuations, or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side